Exhibit 99.1
For Immediate Release
GLATFELTER ANNOUNCES OFFERING OF NOTES
York, Pennsylvania — January 27, 2010: Glatfelter (NYSE:GLT) announced today that it plans to sell up to $100 million of debt securities during the first quarter of 2010 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Glatfelter intends to use the net proceeds from the sale, along with borrowings under its revolving credit facility and cash on hand, to fund the acquisition by its wholly-owned subsidiary, Glatfelter Canada Inc., of Concert Industries Corp.
The debt securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is not an offer to sell or a solicitation of an offer to buy such debt securities.
This press release is available in the “News Releases” subsection of the “Investor Relations” section of the Glatfelter’s web site, www.glatfelter.com
Caution Concerning Forward-Looking Statements
Certain statements included in this press release which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: changes in industry, business, market political and economic conditions in the U.S. and other countries in which Glatfelter does business, demand for or pricing of its products, changes in tax legislation, governmental laws, regulations and policies, initiatives of regulatory authorities, acquisition integration risks, technological changes and innovations, market growth rates, cost reduction initiatives, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.
Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and engineered products, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Germany, France, the United Kingdom and the Philippines and representative offices in China and a sales and distribution office in Russia. Glatfelter’s sales exceed $1 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information is available at www.glatfelter.com.
Corporate Headquarters
York, PA
Contacts:
Investors
John P. Jacunski
(717) 225-2794
john.jacunski@glatfelter.com
Media
William T. Yanavitch
(717) 225-2747
william.yanavitch@glatfelter.com